UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 4, 2016

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE		52498
Cedar Rapids, Iowa		(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company's 2016 Annual Meeting of Shareowners on February 4, 2016, of the 131,305,763 shares outstanding and entitled to vote, 115,040,892 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Proposal No. 1: All of the nominees for director were elected to serve until the Company's 2019 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
J.A. Edwardson	97,521,486.447	1,348,557.585	16,170,848
A.J. Policano	96,669,944.841	2,200,099.191	16,170,848
J.L. Turner	97,147,781.209	1,722,262.823	16,170,848

Proposal No. 2: The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers and related disclosures, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
95,336,120.419	2,544,434.422	989,489.191	16,170,848

Proposal No. 3: The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2016 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain
112,810,988.419	1,635,488.104	594,415.509

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Dated: February 8, 2016

By:     /s/ Robert J. Perna
Robert J. Perna
Senior Vice President,
General Counsel and Secretary